         Exhibit 21.1
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                              IIC INDUSTRIES INC.
                              ------------------

                              List of Subsidiaries
                              --------------------



Israel Tractors and Equipment Co. Ltd. (Israel)
              Ambache  Engineering, Ltd. (Israel)

Investor Rt. (Hungary)
              Interag Rt. (Hungary)
              Agrimpex Rt. (Hungary)
              Agrimpex International Ltd. (UK)
              Agrimill Rt. (Hungary)
              Viktoria Rt. (Hungary)
              Zenit Kft. (Hungary)

Interag Rt. (Hungary)
              Interag Auto Kft.
              Kompakt Auto Kft.
              Ferencvarosi Autoszerviz Kft.
              Motor Pedo, Kft.
              Frigoland Kft.
              Royal Motor, Kft.
              Bunter Kft.
              H.H.H. Udvarhaz Kft.
              ATI Depot, Rt.
              Multisales, Kft.
              DP Invest, Kft.
              Agriterminal, Kft.

Balton C.P. Limited (England)
              Amiran Zambia Ltd. (Zambia)
              Dizengoff Ghana Ltd. (Ghana)
              Amiran Kenya Ltd. (Kenya)
              Tanzania Transcontinental Trading Co. Ltd. (Tanzania) Balton BV-DWA (Nigeria) Ltd. (Nigeria)
              Balton (U) Ltd. Uganda (Uganda)
              Dizengoff (WA) Nigeria Limited (Nigeria)
              Balton SNES S.A. (Ivory Coast)